                                                                     EXHIBIT 8.2

                                 PLAN OF MERGER

     THIS PLAN OF MERGER, entered into by the undersigned corporations, and adopted and ratified by the respective shareholders thereof, as of the 11th day of November, 1998, by and between TOTAL BUILDING SYSTEMS, INC. ("TBS" herein), a Texas corporation whose address for purposes of this Agreement is 6250 North Houston Rosslyn Road Houston, Texas 77091-3410; and TEXAS TBS, INC. ("TBS Texas" herein), a Texas corporation whose address for purposes of this Agreement is 6250 North Houston Rosslyn Road Houston, Texas 77091-3410 (collectively, the "Parties" and individually, each a "Party" herein); WITNESSETH that:

     Whereas, Total Building Systems, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The total number of shares of stock which TBS is authorized to issue is 100,000 shares of a single class of common stock, with $1.00 par value, of which 10,000 shares are outstanding, and all such outstanding shares of TBS are authorized and validly issued and nonassessable and fully paid. The shareholders of TBS are
(i) Charles D. and Lynn R. McPhail, (ii) Lisa Marie McPhail, (iii) Lori Lynn McPhail, and (iv) JoyVer Investments, L.L.C.;

     Whereas, TBS Texas, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The total number of shares of stock which TBS Texas is authorized to issue is 10,001 shares of a single class of common stock, with $0.01 par value, of which 10,000 shares are outstanding and issued to MegaWorld, Inc., and one (1) share is outstanding and issued to Charles D. McPhail, and all such outstanding shares of TBS Texas are duly authorized and validly issued and nonassessable and fully paid.

     Whereas, the Parties agree that TBS Texas and TBS shall merge (the "Merger" herein), as herein provided, with TBS Texas as the sole surviving corporation.

     NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE PREMISES AND OTHER VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, and subject to compliance with the terms and conditions set forth in that certain Acquisition/Merger Agreement dated November 11, 1998, by and between MegaWorld, Inc. ("MegaWorld" herein), Charles D. McPhail, and TBS, made a part hereof by reference, the parties hereto agree to the following:

     In partial consideration for the transfer of all authorized and outstanding shares of TBS, TBS Texas shall transfer to the shareholders of TBS 14,000,000 shares of Common Stock of MegaWorld, with suitable legend, in partial consideration of, and in exchange for, their shares of TBS stock, to be distributed to the following shareholders of TBS in the following amounts:

          (a)      Charles D. and Lynn R. McPhail            900,000 shares
          (b)      Lisa Marie McPhail                      1,400,000 shares
          (c)      Lori Lynn McPhail                       1,400,000 shares
          (d)      JoyVer Investments, L.L.C.              5,100,000 shares
          (e)      Lynn R. McPhail                         1,400,000 shares

     In further consideration for the transfer of the TBS shares, TBS Texas shall endorse and deliver to the shareholders of TBS a Promissory Note ("MegaWorld Promissory Note" herein) executed by MegaWorld, as Maker therein, payable to TBS Texas, as the original Payee therein, in the original principal amount of Eight Million and 00/100 Dollars ($8,000,000.00), with a term of two
(2) years, bearing interest at the London Inter-Bank Offered Rate ("LIBOR" herein) plus two percent (2%) during the term thereof, payable in quarterly installments of principal and interest as therein provided. The MegaWorld Promissory Note and MegaWorld's performance thereunder shall be unconditionally and absolutely guaranteed in all respects by TBS Texas, as provided in the Acquisition/Merger Agreement. TBS Texas shall properly endorse the MegaWorld Promissory Note and assign the MegaWorld Promissory Note to the following persons in the following proportions:

          (a)      Charles D. & Lynn R. McPhail            30%
          (b)      Lisa Marie McPhail                      10%
          (c)      Lori Lynn McPhail                       10%
          (d)      JoyVer Investments, L.L.C.              50%

     At Closing, in partial consideration for his participation in the transactions provided for in the Acquisition / Merger Agreement, and in particular for remaining employed under the TBS Employment Agreement and his execution of the MegaWorld Employment, as described in the said Acquisition / Merger Agreement, TBS Texas shall also issue and cause to be registered in the registry of shareholders in the corporate records of TBS Texas one (1) share of common stock in the name of Charles D. McPhail, with an option granted to MegaWorld, Inc., to purchase said share in accordance with the terms and conditions of the Acquisition / Merger Agreement.

     The Acquisition/Merger Agreement provides for other and additional consideration, as well as representations, warranties, covenants, security arrangements, and other matters, all as more particularly described therein.

     By execution hereof by Charles D. McPhail, individually and as and as Agent and Attorney-in-Fact for Lynn R. McPhail, Lisa Marie McPhail, Lori Lynn McPhail, and JoyVer Investments, L.L.C., a Texas limited liability company, acknowledges that all of the shareholders of TBS and all of the shareholders of TBS Texas have approved this Plan of Merger, and by executing below they do hereby adopt, ratify, and confirm this Plan of Merger.

Page 1
Plan of Merger
Texas TBS, Inc. and Total Business Systems, Inc.

     All parties hereto, including without limitation the shareholders named herein, have been provided copies of the Acquisition/Merger Agreement.

     The parties hereto, including without limitation the shareholders named herein, expressly acknowledge, warrant, and represent that each has been advised to retain separate counsel to provide advice with respect to this Agreement; and each party hereto warrants and represents to the other that the respective warranting party has acted upon such advice to said party's own satisfaction and have executed this instrument and adopted the Plan of Merger freely and of that party's own accord.

     Under Article 5.06 of the Texas Business Corporation Act, all rights, title, and interests to all real estate and other property owned by Total Business Systems, Inc. shall, upon the filing of the Articles of Merger, be allocated to and vested in Texas TBS, Inc., without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

     Under Article 5.06 of the Texas Business Corporation Act, all liabilities and obligations of Total Business Systems, Inc. shall, upon the filing of the Articles of Merger, be allocated to Texas TBS, Inc., and Texas TBS, Inc. shall be the primary obligor therefor to the extent that Total Business Systems, Inc. was the primary obligor before the filing of these articles.

     IN WITNESS WHEREOF, this Plan of Merger has been executed on the 11th day of November, 1998, by the undersigned.

                                TEXAS TBS, INC.:



                                By: /s/ Charles D. McPhail
                                    --------------------------------
                                    Charles D. McPhail, President


                                TOTAL BUILDING SYSTEMS, INC.:



                                By: /s/ Charles D. McPhail
                                    --------------------------------
                                    Charles D. McPhail, President


AGREED, CONFIRMED, RATIFIED, AND ADOPTED



/s/ Charles D. McPhail
----------------------
CHARLES D. McPHAIL, Individually and as
Agent and Attorney-in-Fact for Lynn R. McPhail,
Lisa Marie McPhail, Lori Lynn McPhail, and
JoyVer Investments, L.L.C.

[w7 tbs]tbsmergeplan


Page 2
Plan of Merger
Texas TBS, Inc. and Total Business Systems, Inc.